EXHIBIT 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 (Registration No. 333-_______) of our report dated March 10, 2004, which appears on page F-1 of the Annual Report on Form 10-KSB of China Resources Development, Inc. for the year ended December 31, 2003, and to the reference to our Firm under the caption “Experts” in the Prospectus.

HORWATH GELFOND HOCHSTADT PANGBURN, P.C.

Denver, Colorado

September 23, 2004